UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017 (September 19, 2017)

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the Company’s future performance and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated September 19, 2017, as filed with the U.S. Securities and Exchange Commission (“SEC”) on September 21, 2017 and the accompanying base prospectus dated February 6, 2017, as filed with the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2017, Gladstone Capital Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,800,000 shares of 6.00% Series 2024 Term Preferred Stock due 2024, par value $0.001 per share, at a purchase price to the public of $25.00 per share (“Series 2024 Term Preferred Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 270,000 shares of Series 2024 Term Preferred Stock on the same terms and conditions solely to cover over-allotments, if any. The Series 2024 Term Preferred Stock were offered and sold pursuant to a prospectus supplement, dated September 19, 2017, and a base prospectus, dated February 6, 2017, which are part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-208637). The Company expects the transaction to close on or about September 27, 2017. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The authorization and issuance of the Series 2024 Term Preferred Stock on or about September 27, 2017 materially impacts the rights of the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as follows: (i) consistent with the rights of the Company’s existing and outstanding Term Preferred Shares 6.75% Series 2021, par value $0.001 (“Series 2021 Term Preferred Stock”), the Articles Supplementary (defined below), prohibit the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series 2024 Term Preferred Stock are outstanding, unless all accrued and unpaid dividends on the Series 2024 Term Preferred Stock are paid in their entirety; (ii) like the Series 2021 Term Preferred Stock, the holders of the Series 2024 Term Preferred Stock, together with the holders of the Series 2021 Term Preferred Stock, have the right to elect two directors of the Company; (iii) like the Series 2021 Term Preferred Stock, in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series 2024 Term Preferred Stock equal to at least two full years of dividends, the holders of the Term Preferred Stock have the right to elect a majority of the Board; (iv) the Series 2024 Term Preferred Stock have a liquidation preference equal to $25.00 per share plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) the holders of Series 2024 Term Preferred Stock generally vote together with the holders of the Common Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Designation of Term Preferred Stock

The Articles Supplementary (the “Designation Articles Supplementary”), designating 1,440,000 authorized but unissued shares of the Company’s Common Stock as additional shares of the Company’s term preferred stock, par value $0.001 per share (the “Term Preferred Stock”), were filed with the State Department of Assessments and Taxation of Maryland on September 19, 2017. After giving effect to such reclassification and designation of the Term Preferred Stock as set forth in the Designation Articles Supplementary, the Company has the authority to issue up to 44,560,000 shares of Common Stock and up to 5,440,000 shares of Term Preferred Stock, of which 2,460,118 shares are further designated as Series 2021 Term Preferred Stock. There has been no increase in the authorized shares of stock of the Company effected by these Designation Articles Supplementary.

The foregoing description of the Designation Articles Supplementary is qualified in its entirety by reference to the full text of the Designation Articles Supplementary, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Establishment and Fixing the Rights and Preferences of the Term Preferred Stock 6.00% Series 2024

In addition, the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, 6.00% Series 2024 and Exhibit A thereto (the “Articles Supplementary”) setting forth the terms of the Series 2024 Term Preferred Stock created thereby, were filed with the State Department of Assessments and Taxation of Maryland on September 21, 2017. The Articles Supplementary also reclassified and designated 20,118 authorized but unissued shares of Series 2021 Term Preferred Stock as Series 2024 Term Preferred Stock, for a total number of 2,979,882. The following is a summary of the material terms of the Articles Supplementary, as it pertains specifically to the Series 2024 Term Preferred Stock:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series 2024 Term Preferred Stock will be entitled to receive a liquidation distribution per share equal to $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest thereon.

Dividends

The Series 2024 Term Preferred Stock will pay a monthly dividend at a fixed annual rate of 6.00% of the Liquidation Preference, or $1.50 per share per year. The first dividend is expected to be paid on October 31, 2017 to holders of record on such date that the Company’s Board of Directors shall determine.

Redemption

Term Redemption. The Company is required to redeem all outstanding Series 2024 Term Preferred Stock on September 30, 2024.

Mandatory and Optional Asset Coverage Redemptions. The Company may also be required to redeem certain outstanding Series 2024 Term Preferred Stock if the Company fails to maintain an Asset Coverage ratio (as defined below) of at least 200% as of the close of business on any Business Day (as defined in the Articles Supplementary) on which Asset Coverage is required to be calculated, and such failure is not cured by the close of business on the date that is 30 calendar days following the filing of the Company’s SEC report with respect to such date on which Asset Coverage is required to be calculated (referred to in this report as an Asset Coverage Cure Date). In such case, the Company is required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of all of the Company’s capital stock classified as preferred stock under the Articles Supplementary, including shares of any series of the Company’s Term Preferred Stock (the “Preferred Stock”), (including the Series 2024 Term Preferred Stock) equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in the Company having an Asset Coverage ratio of at least 200% and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption. Also, at the Company’s sole discretion, the Company may redeem such number of shares of Preferred Stock (including the Series 2024 Term Preferred Stock) that will result in the Company having an Asset Coverage ratio of up to and including 240%. Asset Coverage for purposes of the Preferred Stock is a ratio calculated under Sections 18(h) and 61 of the 1940 Act, as in effect on the date of the Articles Supplementary, and is determined on the basis of values calculated as of a time within two days (excluding Sundays and holidays) preceding each determination.

Change of Control Redemption. Upon certain change of control triggering events, the Company will be required to redeem all of the outstanding Series 2024 Term Preferred Stock.

Optional Redemption. Any time after the close of business on September 30, 2019, the Company may redeem the Series 2024 Term Preferred Stock in whole or from time to time, in part at its option.

In each of the above cases of redemption, term redemption, mandatory and optional asset coverage redemption, change of control redemption and optional redemption, the 2024 Term Preferred Stock are to be redeemed at a redemption price equal to $25.00 per share, plus an amount equal to all unpaid dividends and distributions on such shares (whether or not earned or declared, but excluding interest thereon) accumulated to (but excluding) the redemption date, if such redemption date occurs after the applicable record date for a dividend but on or prior to the related dividend payment date, the dividend payable on such dividend payment date to the holders of record of such shares shall be payable at the close of business on the applicable record date, and shall not be payable as part of the redemption price.

Voting

Except as otherwise provided in the Company’s Articles of Amendment and Restatement to the Articles of Incorporation or as otherwise required by law, (1) each holder of the Preferred Stock (including the Series 2024 Term Preferred Stock) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding Preferred Stock and Common Stock will vote together as a single class; provided, however, that holders of Preferred Stock, voting separately as a class, will elect at all times two of the Company’s directors and will be entitled to elect a majority of the Company’s directors if the Company fails to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing during that period until the Company corrects that failure. Preferred Stock holders will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock.

Issuance of Additional Preferred Stock

So long as any shares of the Term Preferred Stock (including the Series 2024 Term Preferred Stock) are outstanding, the Company may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of the Company’s senior securities representing stock under Sections 18 and 61 of the 1940 Act, ranking on parity with the Term Preferred Stock as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of the Company’s affairs, including additional Term Preferred Stock, in each case in accordance with applicable law, provided that the Company, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Stock with such proceeds, has Asset Coverage of at least 200%.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of September 19, 2017.

3.1*	Articles Supplementary, September 19, 2017.

3.2*	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, 6.00% Series 2024, including Exhibit A thereto.

4.1*	Specimen 6.00% Series 2024 Term Preferred Stock Certificate.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2017	GLADSTONE CAPITAL CORPORATION

	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand Chief Financial Officer & Treasurer